Exhibit 99.1

Dr. Guenter Reichart Joins SMSC Board of Directors

Hauppauge, New York – September 27, 2011 – SMSC (NASDAQ: SMSC) today announced that Dr. Guenter Reichart, a veteran of the automotive industry, has been elected to the Company’s Board of Directors, effective immediately, subject to reelection at the 2012 Annual Meeting of Stockholders.  Dr. Reichart retired as Vice President within BMW’s Electronics Division in 2008, where he was responsible for system integration of body electronics, driver assistance, safety electronics and system architecture.  Prior to this, he held various industry engineering and reliability roles.  Dr. Reichart is a founder of AUTOSAR, (Automotive Open System Architecture) an open and standardized automotive software architecture jointly developed by automobile manufacturers, suppliers and tool developers. He is currently a research fellow at the Institute of Informatics in Munich, Germany.

“SMSC considers its strategic investments in high bandwidth automotive connectivity systems key to our future as demand for these products are becoming requirements for the evolving connected car experience," said Christine King, President & Chief Executive Officer of SMSC.  “We are committed to continuing to be a leader in the automotive industry and believe that adding the insight and expertise of Dr. Riechart will have a significant impact on our market perspective and strategic planning.”

“It is a privilege to join SMSC’s Board of Directors,” said Dr. Reichart.  “SMSC has extraordinary products and technology for highly attractive markets.  In particular, its leading edge products in infotainment networking, USB and Ethernet have earned SMSC a reputation in the automotive industry as an innovator with a focus on the highest standards of quality.  It is an honor to contribute my experience and knowledge of the industry’s most demanding automotive OEMs to SMSC’s Board.”

Dr. Reichart received a Doctorate from TU München.

About SMSC
SMSC is a leading developer of Smart Mixed-Signal Connectivity™ solutions. SMSC employs a unique systems level approach that incorporates a broad set of technologies and intellectual property to deliver differentiating products to its customers. The company is focused on delivering connectivity solutions that enable the proliferation of data in personal computers, automobiles, portable consumer devices and other applications. SMSC’s feature-rich products drive a number of industry standards and include USB, MOST® automotive networking, Kleer® and JukeBlox® wireless audio, embedded system control and analog solutions, including thermal management and RightTouch® capacitive sensing. SMSC is headquartered in New York and has offices and research facilities in North America, Asia, Europe and India. Additional information is available at www.smsc.com.

Forward Looking Statements
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, interest rates and foreign exchange, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our ability to realize the expected benefits of acquisitions; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

SMSC, MOST, Kleer and JukeBlox are registered trademarks and Smart Mixed-Signal Connectivity, TrueAuto and RightTouch are trademarks of Standard Microsystems Corporation.

Corporate Communications
SMSC
Carolynne Borders
Phone: 631-435-6626
carolynne.borders@smsc.com